VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

--------------------------------------------------------------------------------

                    Payment Date Statement: December 20, 2002

 a.Aggregate Amount of Collections                               $290,285,944.09
   Aggregate Amount of Non-Principal Collections                   $2,779,563.49
   Aggregate Amount of Principal Collections                     $287,506,380.60
   Pool Balance                                                  $813,046,330.19
   Residual Participation Amount                                 $313,046,330.19
   Excess Funding Account                                                  $0.00

 b.Series Allocation Percentage                                          100.00%
   Floating Allocation Percentage                                         61.50%
   Principal Allocation Percentage                                           N/A

 c.Total Amount Distributed on Series 2000-1                         $642,970.83

 d.Amount of Such Distribution Allocable to Principal on 2000-1            $0.00

 e.Amount of Such Distribution Allocable to Interest on 2000-1       $642,970.83

 f.Noteholder Default Amount                                               $0.00

 g.Required Subordinated Draw Amount                                       $0.00

 h.Noteholder Charge Offs                                                  $0.00
   Amounts of Reimbursements                                               $0.00

 i.Monthly Servicing Fee                                             $677,538.61
   Noteholder Monthly Servicing Fee                                  $416,666.67

 j.Controlled Deposit Amount                                               $0.00

 k.Series 2000-1 Invested Amount at end of period (Gross)        $500,000,000.00
   Outstanding Principal Balance                                 $500,000,000.00

 l.Available Subordinated Amount                                  $79,137,801.49

 m.Carry-over Amount                                                       $0.00

 n.Reserve Account Balance                                         $1,750,000.00

 o.Principal Funding Account Balance                                       $0.00
   Yield Supplement Account Balance                                $1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
  20-Dec-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY
-------------------

                                                                   From                To        Days
                                                                   ----                --        ----

Current Interest Period                                         11/20/2002         12/19/2002     30

Series Allocation Percentage                                                100.00%
Initial Principal Balance                                          $500,000,000.00
Outstanding Principal Balance                                      $500,000,000.00
Principal Balance of Receivables for Determination Date            $806,981,919.14
Amount Invested in Receivables on Series Issuance Date             $500,000,000.00
Initial Invested Amount                                            $500,000,000.00
Invested Amount at the Beginning of Period                         $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)             $500,000,000.00
Required Subordinated Amount                                       $ 79,137,801.49

Excess Funding Account                                             $          0.00
Series 2000-1 Invested Amount at End of Period (net
of EFA)                                                            $500,000,000.00
Available Subordinated Amount (previous period)                    $ 81,148,413.09
Incremental Subordinated Amount (previous period)                  $ 33,203,207.61

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------





Yield Supplement Account Initial Deposit                           $  1,750,000.00
Yield Supplement Account Beginning Balance                         $  1,750,000.00
Yield Supplement Account Required Amount                           $  1,750,000.00

Reserve Account Initial Deposit                                    $  1,750,000.00
Reserve Account Required Amount                                    $  1,750,000.00
Reserve Account Beginning Balance                                  $  1,750,000.00


Outstanding Carryover Amount - Beginning Balance                   $          0.00
Withdrawal from Yield Supplement Account                           $          0.00
Outstanding Carryover Amount - Ending Balance                      $          0.00
Yield Supplement Account Balance - Ending Balance                  $  1,750,000.00
Yield Supplement Account Deposit Amount                            $          0.00

Withdrawal from Reserve Account                                    $          0.00
Reserve Account Ending Balance                                     $  1,750,000.00
Reserve Account  Deposit Amount                                    $          0.00

1-month LIBOR Rate (annualized)                                          1.3881300%
Certificate Coupon (annualized)                                             1.5431%
Prime Rate (annualized)                                                  4.2500000%
Servicing Fee Rate (annualized)                                              1.000%
Excess Spread                                                            1.2868700%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                            $752,395,921.94
Pool Balance at the Ending of Period                               $813,046,330.19
Average Aggregate Principal Balance                                $782,721,126.07
Aggregate Principal Collections                                    $287,506,380.60
New Principal Receivables                                          $347,572,158.85
Receivables Added for Additional Accounts                          $          0.00
Noteholder Default Amount                                          $          0.00
Net Losses                                                         $          0.00
Noteholder Charge-offs                                             $          0.00
Miscellaneous Paymnets (Adjustments and Transfer                   $          0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as               $          0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                             $          0.00
Ineligible Receivables                                             $          0.00
Excess Funding Account at Date of Determination                    $          0.00
Defaulted Receivables in Ineligible and Overconc.                  $          0.00
Accounts

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                              $          0.00
Spread Over/Under Prime for Portfolio                                        -0.42%
Weighted Average Interest Rate                                                3.83%
Previously waived Monthly Servicing Fee                            $          0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                  $ 38,430,417.25
Used Vehicle Percentage                                                      4.727%
Used Vehicle Percentage During Last Collection Period                        5.344%
Early Amortization Event?                                           NO
Largest Dealer or Dealer Affiliation Balance                       $ 35,702,665.72
Largest Dealer Percentage                                                    4.745%

Aggregate Principal Amount of Receivables of Dealers
over 2%                                                            $ 46,283,871.93




SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                    $290,285,944.09
Aggregate Amount of Non-principal Collections (including
insurance proceeds & rebates)                                      $  2,779,563.49
Investment Proceeds                                                $      4,081.48
Aggregate Amount of Principal Collections                          $287,506,380.60
Asset Receivables Rate                                                       2.582%
Use Asset Receivables Rate?                                         NO
Carryover Amount (this Distribution Date)                                      N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                    36.73%
Previous Collection Period Monthly Payment Rate                         48.66%
Monthly Payment Rate 2 collection periods ago                           49.67%
3-month Average Payment Rate                                            45.02%
Early Amortization Event?                                                 NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                  $           0.00
Principal Payment Amount                                           $           0.00
Controlled Accumulation Amount                                     $           0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                       $     642,970.83
2.  Noteholder Monthly Servicing Fee Distribution                  $     416,666.67
3.  Reserve Account Deposit Amount Distribution                    $           0.00
4.  Noteholder Default Amount Distribution                         $           0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable   $           0.00
    Misc. Pmts)
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount $           0.00

6.  Outstanding Carryover Amount Distribution                      $           0.00
7.  Yield Supplement Account Deposit Amount Distribution           $           0.00
8.  Previuosly waived Monthly Servicing Fee Distribution           $           0.00
                                                                   ----------------
             Excess Servicing                                      $     649,713.73

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                  $           0.00
Required Subordinated Draw Amount                                  $           0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)          $           0.00
Additions in connection with a reduction in Receivables            $           0.00
Transfers to Principal Funding Account                             $           0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
        20-Dec-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary

                    Collections                 Accrual          Distribution
                 -----------------       --------------------  -----------------
From:                    20-Nov-02
To:                      19-Dec-02
Days:                           30

 LIBOR Rate           1.3881300%
  (1 month)

Series #                 1    Active
VCI Rating:             N/A

               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD

                               Series                                          Required           Required           Outstanding
 Series            Series    Allocation      Invested         Subordinated   Participation      Participation           Note
 Number             Name     Percentage       Amount             Amount        Percentage          Amount              Balance
 ------             ----     ----------       ------             ------        ----------          ------              -------
           Trust                          $500,000,000.00    $79,137,801.49        N/A           $599,137,801.49
         1 Series 2000-1       100.00%    $500,000,000.00    $79,137,801.49      104.00%         $599,137,801.49    $500,000,000.00

VW CREDIT, INC. -- SERVICER                                              Page 3
20-Dec-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

INITIAL AMOUNTS                                                              EXCESS SPREAD CALCULATION
---------------                                                              -------------------------
Initial Invested Amount                         $500,000,000.00              Weighted Average Rate Charged to Dealers        3.830%
Invested Amount                                 $500,000,000.00              LIBOR                                           1.388%
Controlled Accumulation Amount                  $          0.00              Note Rate (LIBOR+15.5 b.p.)                     1.543%
Required Subordinated Amount                    $ 79,137,801.49              Servicing Fee Rate                              1.000%
Annualized Servicing Fee Rate                             1.00%              Investor Net Losses                             0.000%
                                                                                                                            ------
First Controlled Accumulation Date              TO BE DETERMINED             Excess Spread                                   1.287%
Accumulation Period Length (months)                 N/A
Expected Final Payment Date                         N/A
Initial Settlement Date                               10-Aug-00
Required Participation Percentage                       104.00%
Subordinated Percentage                                 9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required              Excess
                                                Series 2000-1                Invested          Subordinated            Funding
Principal Receivables                               Total                     Amount              Amount               Amount
---------------------                               -----                     ------              ------               ------
Series Allocation Percentage                       100.00%
Beginning Balance                               $500,000,000.00           $500,000,000.00      $79,137,801.49                 $0.00
  Floating Allocation Percentage                    61.50%                   61.50%
  Principal Allocation Percentage                   N/A                       N/A

Principal Collections                           $287,506,380.60           $287,506,380.60                 N/A                   N/A
New Principal Receivables                       $347,572,158.85           $347,572,158.85                 N/A                   N/A
Principal Default Amounts                       $          0.00                     $0.00                 N/A                   N/A
Receivables Added for Additional Accounts       $          0.00                     $0.00                 N/A                   N/A
Controlled Deposit Amount                       $          0.00                       N/A                 N/A                   N/A

"Pool Factor"                                                               100.00000000%

Ending Balance                                  $500,000,000.00           $500,000,000.00      $79,137,801.49                 $0.00
  Floating Allocation Percentage                  61.50%                     61.50%

Non-Principal Receivables
-------------------------

Non-Principal Collections                       $  1,709,351.23
Recoveries on Receivables Written Off           $          0.00
Investment Proceeds                             $      4,081.48

VW CREDIT, INC. -- SERVICER
20-Dec-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund                              Current               Previous
----------------------------------                              -------               --------
Available Subordination Amount (Previous)                    $81,148,413.09        $84,096,444.21
  Required Subordination Draw Amount                         $         0.00        $         0.00
  Reserve Account Funds to Noteholder Default Amount         $         0.00        $         0.00
Non-principal Collections & Inv. Proceeds treated as         $         0.00        $         0.00
                                                             --------------        --------------
Available Noteholder Principal Collections
(1) Subtotal                                                 $81,148,413.09        $84,096,444.21
(2) Subordination Percentage* Series 2000-1 Invested         $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                      $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)        $         0.00        $         0.00
(c) Incremental Subordinated Amount                          $31,192,596.01        $33,203,207.61
(d) Payments from Excess Funding Account to Residual         $         0.00        $         0.00
Interestholder

Available Subordinated Amount                                $79,137,801.49        $81,148,413.09

  Overconcentration Amount                                   $46,283,871.93        $45,592,073.35

Beginning Reserve Account Balance                            $ 1,750,000.00        $ 1,750,000.00
Reserve Account Required Amount                              $ 1,750,000.00        $ 1,750,000.00
Withdrawal from Reserve Account                              $         0.00        $         0.00
Reserve Account Deposit Amount                               $         0.00        $         0.00
Ending Reserve Account Balance                               $ 1,750,000.00        $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                          $ 2,779,563.49        $ 2,595,810.17
  Noteholder Non-Principal Collections                       $ 1,709,351.23        $ 1,725,029.40
  Residual Interestholder Non-   Principal Collections       $ 1,070,212.26        $   870,780.77
Investment Proceeds                                          $     4,081.48        $     4,961.32
Reserve Fund Balance                                         $ 1,750,000.00        $ 1,750,000.00
                                                             --------------        --------------
Total Non-Principal Available                                $ 4,533,644.97        $ 4,350,771.49

Interest Shortfall                                           $         0.00        $         0.00
Additional Interest                                          $         0.00        $         0.00
Carry-over Amount                                            $         0.00        $         0.00
Carry-over Shortfall                                         $         0.00        $         0.00
Additional Interest on Carry-over Shortfall                  $         0.00        $         0.00

Monthly Servicing Fee                                        $   677,538.61        $   626,996.60
Noteholder Monthly Servicing Fee                             $   416,666.67        $   416,666.67